UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2024

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300
Tomball, TX		77375
(Address of principal executive offices)		(Zip Code)

(218) 773-7564
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Election of Director and Compensation of Directors

On December 5, 2024, to be effective immediately, the Board of Directors of the Company (the “Board”) appointed William J. Keneally to serve as a director of the Company.

All directors of the Company will serve as non-executives of the Company and from November 15, 2024, receive $6,000 of quarterly compensation paid in arrears.

From December 5, 2024, all directors will serve on each of the Committees of the Board with Mr. Keneally as Chair of the Audit Committee, Mr. James P. Flynn as Chair of the Compensation Committee and Mr. Eric Tompkins Chair of the Nominating and Governance Committee.

Among the ongoing operations of the Company to be overseen by the Board are (1) providing transitional services to its former subsidiary MGI Grain, Incorporated, which on November 1, 2024, was acquired through a public foreclosure auction by the Company’s secured lender and largest shareholder Funicular Funds, L.P. and (2) continuing to evaluate potential strategic transactions, which may include reorganizing under Chapter 11 of the bankruptcy code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES
Date: December 9, 2024	By:	/s/ William J. Keneally
	Name:	William J. Keneally
	Title:	Director